                                                                     EXHIBIT 4.3

                                    FORM OF

                             7.450% Notes due 2029
                                      of
                      Electronic Data Systems Corporation


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY ONLY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP NO. 285659AF5

No. T-__  $__________

                             7.450% Notes due 2029

          Electronic Data Systems Corporation, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $__________ Dollars on October 15, 2029.

               Interest Payment Dates:  April 15 and October 15
                         Record Dates:  April 1 and October 1

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:  October 12, 1999                        ELECTRONIC DATA SYSTEMS
                                                CORPORATION


                                                By:_________________________
                                                   Name:____________________
                                                   Title:___________________



                                                By:_________________________
                                                   Name:____________________
                                                   Title:___________________


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          The undersigned hereby certifies that this is one of the Debt Securities of the series designated 7.450% Notes due 2029 referred to in the Indenture described herein.

                                                CHASE BANK OF TEXAS,
                                                NATIONAL ASSOCIATION


                                                By:_________________________
                                                      Authorized Signatory

                             7.450% Notes due 2029

1.   Interest
     --------

     Electronic Data Systems Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on April 15 and October 15 of each year commencing on April 15, 2000. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 12, 1999. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed.

2.   Method of Payment
     -----------------

     The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on April 1 or October 1 next preceding the interest payment date, even if Securities are canceled upon any transfer or exchange subsequent to the record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in immediately available (same day) funds in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check or wire transfer payable in immediately available (same day) funds in such money.

3.   Paying Agent and Registrar
     --------------------------

     Initially, Chase Bank of Texas, National Association, a national banking association ("Trustee"), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar at any time. The Company may act as paying agent, Registrar or co-registrar.

4.   Indenture
     ---------

     The Company issued the Securities under an indenture dated as of August 12, 1996, between the Company and the Trustee, as supplemented by the first supplemental indenture dated as of October 12, 1999 (the "First Supplemental Indenture," and, collectively with the aforementioned indenture, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as
                                                 ------
in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

     This Security is one of a duly authorized issue of general unsecured obligations of the Company issued or to be issued under the Indenture. Debt Securities issued under the Indenture may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants, Events of Default and subordination provisions and may otherwise vary as the Indenture provides. This Security is one of a series designated as 7.450% Notes due 2029 (the "Securities") issued under the Indenture, limited to $300,000,000 aggregate principal amount. The Indenture imposes certain limitations (with significant exceptions) on the Company and its Subsidiaries, including the Incurrence of Liens and entering into Sale and Leaseback Transactions.

5.   Optional Redemption
     -------------------

     The Securities will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 days and not more than 60 days notice as provided in the Indenture, on any date prior to their maturity (the "Redemption Date") at a price calculated as provided in
Section 4 of the First Supplemental Indenture.

6.   Denominations; Transfer; Exchange
     ---------------------------------

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.   Persons Deemed Owners
     ---------------------

     The registered Holder of this Security may be treated as the owner of it for all purposes.

8.   Unclaimed Money
     ---------------

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9.   Discharge and Defeasance
     ------------------------

     Subject to certain conditions, the Company at any time may terminate some or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee cash or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

10.   Amendment, Waiver
      -----------------

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any acceleration of principal and interest on the Securities resulting from a default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure, among other things, any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person to the Company pursuant to Article X of the Indenture, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to permit the qualification of the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to provide for the acceptance of a successor or separate Trustee.

11.   Defaults and Remedies
      ---------------------

      Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal or premium on the Securities at maturity, upon acceleration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice by Holders and lapse of time;
(iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $50,000,000 and continues for 10 days after the required notice to the Company; and (v) certain events of bankruptcy or insolvency with respect to the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default without any action by the Trustee or any Holders.

      Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

12.   Trustee Dealings with the Company
      ---------------------------------

      Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.   No Recourse Against Others
      --------------------------

      An incorporator and any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14.   Authentication
      --------------

      This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

15.   Abbreviations
      -------------

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

16.   Security to be Construed in Accordance with the Laws of the State of New
      ------------------------------------------------------------------------
York.
----

      This Security shall be deemed to be a New York contract, and for all purposes shall be construed in accordance with the laws of said State (without reference to principles of conflicts of law).

17.   CUSIP Numbers
      -------------

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                  EDS Investor Relations - Mailstop H1-2D-05
                               5400 Legacy Drive
                           Plano, Texas  75024-3105

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


             (Print or type assignee's name, address and zip code)


                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint             agent to transfer this Security on the
books of the Company. The agent may substitute another to act for him.



Date: ______________________   Your Signature:


Sign exactly as your name appears on the other side of this Security.


Date: ______________________   Your Signature:
                                             (Sign exactly as your name appears
                                             on the other side of the Security)


Signature Guarantee:

                 (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)